Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (IRS Employer Identification Number)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Zip Code)

Spartan Stores, Inc. Savings Plus Plan

Spartan Stores, Inc. Savings Plus Plan for Union Associates

(Full Title of the Plan)

Alex J. DeYonker Executive Vice President, General Counsel and Secretary Spartan Stores, Inc. 850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518 (Name and Address of Agent for Service)	Copies to:	Gordon R. Lewis Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(616) 878-2180
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Spartan Stores, Inc. Savings Plus Plan Common Stock, no par value Spartan Stores, Inc. Savings Plus Plan for Union Associates Common Stock, no par value	500,000 shares 200,000 shares	$26.78 $26.78	$13,390,000 $ 5,356,000	$411.07 $164.43

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)

Estimated solely for the purpose of calculating the registration fee. On August 13, 2007, the average of the high and low prices of Spartan Stores, Inc. Common Stock reported on The NASDAQ Global Market was $26.78 per share. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

          This Registration Statement on Form S-8 is filed by Spartan Stores, Inc. (the "Company"), pursuant to General Instruction E to Form S-8 under the Securities Act of 1933 to register additional shares of the Company's Common Stock, no par value ("Common Stock"), to be issued under the Company's Savings Plus Plan and Savings Plus Plan for Union Associates. The Company previously registered 400,000 shares of Common Stock to be issued under the Savings Plus Plan and 150,000 shares of Common Stock to be issued under the Savings Plus Plan for Union Associates pursuant to the Company's Registration Statement on a Form S-8 (File No. 333-66430), filed on August 1, 2001 and 1,000,000 shares of Common Stock to be issued under the Savings Plus Plan and 500,000 shares of Common Stock to be issued under the Savings Plus Plan for Union Associates pursuant to the Company's Registration Statement on Form S-8 (File No. 333-100794), filed October 28, 2002. The contents of these previously filed Form S-8 Registration Statements, as amended, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

                    The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Document

5.1	Legal Opinion. An opinion of counsel is not required pursuant to Item 8(a) of Form S-8 because shares of Common Stock registered will not be original issuance securities.

5.2

Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

5.3

Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for Union Associates. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

23	Consent of Deloitte & Touche LLP.

24	Powers of Attorney.

SIGNATURES

                    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on August 14, 2007.

SPARTAN STORES, INC. (Registrant)

By:	/s/ Craig C. Sturken
Craig C. Sturken Chairman, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

August 14, 2007	By	*
M. Shân Atkins Director

August 14, 2007	By	*
Dr. Frank M. Gambino Director

August 14, 2007	By	*
Frederick J. Morganthall, II Director

August 14, 2007	By	*
Elizabeth A. Nickels Director

August 14, 2007	By	*
Timothy J. O'Donovan Director

August 14, 2007	By	*
Kenneth T. Stevens Director

August 14, 2007	By	/s/ Craig C. Sturken
Craig C. Sturken Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

August 14, 2007	By	*
James F. Wright Director

August 14, 2007	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

*By	/s/ Alex J. DeYonker
Alex J. DeYonker Attorney-in-Fact

                    The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this August 14, 2007.

SPARTAN STORES, INC. SAVINGS PLUS PLAN

By:	SPARTAN STORES, INC.
Plan Administrator

	By:	/s/ Linda Esparza
Linda Esparza, Vice President - Human Resources

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR UNION ASSOCIATES

By:	SPARTAN STORES, INC.
Plan Administrator

	By:	/s/ Linda Esparza,
Linda Esparza, Vice President - Human Resources

EXHIBIT INDEX

Exhibit Number	Document

5.1	Legal Opinion. An opinion of counsel is not required pursuant to Item 8(a) of Form S-8 because shares of Common Stock registered will not be original issuance securities.

5.2

Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

5.3

Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for Union Associates. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

23	Consent of Deloitte & Touche LLP.

24	Powers of Attorney.